July 18, 2013

Mr. Jason Schwartz

Re: Employment Agreement

Dear Jason:

This letter agreement sets forth the terms of your employment with ZAGG Inc, a Nevada corporation (“ZAGG” or the “Company”) effective and enforceable as of the commencement of your employment with the Company, as set forth in Paragraph 2 below (the “Effective Date”).

1.           Position and Duties. You will be employed by the Company as the Chief Operating Officer. In such position, you will have the duties and authority at a level consistent with the duties and authority set forth on Exhibit A. You accept employment with the Company on the terms and conditions set forth in this Agreement, and you agree to devote your full business time, energy and skill to your duties. You shall report directly to the Company’s Chief Executive Officer, Randall L. Hales.  Your principal place of employment will be at the Company’s headquarters in Salt Lake City, Utah.

2.           Term of Employment. Your employment at the Company shall begin on August 5, 2013.  Thereafter, your employment shall remain “at-will” and either you or the Company may terminate your employment at any time, with or without cause, subject to the provisions of Paragraphs 4, 5 and 6 below.

3.           Compensation. You will be compensated for your services to the Company as follows:

(a)           Base Salary:  Commencing on August 5, 2013, your annual base salary (“Base Salary”) is Two Hundred and Twenty Five Thousand Dollars ($225,000) payable bi-monthly in accordance with the Company’s normal payroll practices. The Compensation Committee of the Board (the “Compensation Committee”) shall review your Base Salary and other compensation at least annually and shall modify such amounts as the Compensation Committee deems appropriate in the sole discretion of the Compensation Committee.

(b)           Restricted Stock Award:  As of the Effective Date, you will be granted the fair market equivalent of Two-Hundred and Twenty Five Thousand Dollars ($225,000) in shares of the Company’s restricted common stock as valued on the Effective Date.  Pursuant to the Company’s 2013 Equity Incentive Plan, the shares granted pursuant to this paragraph shall vest on each of the following dates: 33.3% on January 1, 2014, 33.3% on April 1, 2014, and 33.3% on June 1, all as more fully described in the Restricted Stock Award Agreement dated as of the Effective Date between you and the Company, or under any successor agreement or plan.

(c)           Incentive Bonus: As determined by the Compensation Committee, you will be eligible to receive an annual incentive bonus in an amount not to exceed Sixty-Seven Thousand, Five Hundred Dollars ($67,500) under the ZAGG Management Performance Bonus Plan.  Your bonus under this plan, including the amount thereof, will be based upon the Company’s achievement of various financial goals established and approved by the Board or the Compensation Committee; provided that, subject to the terms of Sections 4 – 6 below, during year one of your employment payment of the incentive bonus is guaranteed. Beginning in year two, nothing in this Agreement shall guaranty that you will receive an incentive bonus or that any bonus awarded will be for a particular amount.  Any bonus for a fiscal year will be paid within 90 days after the close of that fiscal year.  The Company reserves the right to amend, change or cancel the bonus plan at its sole discretion.

(d)           Benefits:  You will have the right, on the same basis as other employees of the Company, to participate in and to receive benefits under any applicable medical, disability or other group insurance plans, as well as under the Company’s business expense reimbursement and other policies. You will accrue paid vacation in accordance with the Company’s vacation policy.  The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

(e)           Moving Expenses:  The Company shall pay your portion of any realtor’s fees incurred in connection with the sale of your home in California and in connection with your purchase of a home in the Salt Lake City, Utah area.  The Company shall also pay your share of any closing costs incurred in connection with the sale of your home in California (or lease termination fees, as applicable) and pay your reasonable moving costs and expenses not to exceed Thirty Thousand Dollars ($30,000.00). In addition, the Company will reimburse you for the reasonable cost of two house-hunting trips for you and your spouse/significant other (airfare, hotel, car rental, meals, etc.). The Company will also pay the reasonable cost for up to 30 days of temporary housing in Salt Lake City if necessary. It is expected that you will have completed your relocation to Salt Lake City by not later than November 15, 2013.

4.           Voluntary Termination.  In the event that you voluntarily resign from your employment with the Company without Good Reason, as defined in Paragraph 5, or in the event that your employment terminates as a result of your death or Disability (as defined below), you will be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination.  You agree that if you voluntarily terminate your employment with the Company without Good Reason, you will provide the Company with 30 days’ written notice of your resignation.  The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept your resignation at an earlier date.

5.           Resignation for Good Reason.  You may terminate your employment for Good Reason within thirty (30) days of the event constituting Good Reason by delivering to the Company a notice specifying that you are terminating your employment for Good Reason, setting forth in reasonable detail the facts and circumstances you claim give you Good Reason, and giving the Company ten (10) days to cure the circumstances you claim give you Good Reason.  If you deliver such a notice and the Company fails to cure the circumstances you claim give you Good Reason within ten (10) days resulting in a Separation, as defined in paragraph 6(c), then the Company shall pay you the same severance you would have received if your employment had been terminated without cause pursuant Paragraph 6(b) of this Agreement, provided however, that you must sign a general release of known and unknown claims in a form satisfactory to the Company in order to receive such severance.  For purposes of this Agreement, “Good Reason” shall mean any of the following events if effected by the Company without your consent within twelve (12) months of the commencement of your employment with the Company:  (i) a change in your position with the Company which materially diminishes your duties, responsibilities, or authority; (ii) a reduction of your Base Salary; (iii) a relocation of your principal place of employment by more than twenty-five (25) miles; or (iv) the Company’s failure to secure the written assumption of its material obligations under this Agreement from any successor to the Company.

6.           Other Termination.  Your employment may be terminated under the circumstances set forth below.

(a)           Termination for Cause:  If your employment is terminated by the Company for cause as defined below, you shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of your termination for cause.

For purposes of this Agreement, a termination “for cause” occurs if you are terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by you which has a material detrimental effect on the Company’s reputation or business; (iv) your failure or inability to perform any assigned duties after written notice from the Company to you of, and a reasonable opportunity to cure, such failure or inability; (v) your conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs your ability to perform your duties under this Agreement or (vi) your failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation. For purposes of this paragraph only, “Company” shall mean ZAGG and its direct and indirect subsidiaries.

(b)           Termination Without Cause:  As indicated above, your employment by the Company is “at will.”  If a Separation (as defined below) occurs because your employment is terminated by the Company without cause (and not as a result of your death or Disability), and if you sign a general release of known and unknown claims in form satisfactory to the Company, you will receive severance payments equal to your current compensation, less applicable withholding, for 12 months after the date of the Separation. Your current compensation shall mean the sum of your base salary plus your current annual targeted bonus amount.  Severance payments representing base salary will be made periodically in accordance with the Company’s normal payroll schedule, and the severance payment representing the annual targeted bonus amount will be made in one lump sum at the end of the twelve-month severance period, less applicable withholding.  The Company will deliver the form of release to you within 30 days after your Separation.  You must execute and return the release within the period set forth in the prescribed form.  The salary continuation payments will commence within 30 days after you return the release.  During the twelve-month severance period, the Company will pay the premiums to continue your group health insurance coverage under COBRA if you are eligible for COBRA and have elected continuation coverage under the applicable rules.  However, the Company’s COBRA obligations shall immediately cease to the extent you become eligible for benefits from a subsequent employer.

(c)           Definition of Separation. For purposes of this Agreement, “Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this Agreement, “Disability” means (i) your inability, by reason of physical or mental illness or other cause, to perform your duties hereunder on a full-time basis for a period of 90 days in any one year period, or (ii) in the discretion of the Board, as such term is defined in any disability insurance policy in effect at the Company during the time in question.

(d)           Commencement of Payments.  For purposes of Section 409A of the Code, each salary continuation payment under Paragraph 5 or 6(b) above is hereby designated as a separate payment.  If the Company determines that you are a “specified employee” under Section 409A(a)(2)(B)(i) of the Code at the time of your Separation, then (i) the salary continuation payments under Paragraph 5 or 6(b) above, to the extent that they are subject to Section 409A of the Code, will commence during the seventh month after your Separation and (ii) the installments that otherwise would have been paid during the first six months after your Separation will be paid in a lump sum when the salary continuation payments commence.

7.           Confidential and Proprietary Information. As a condition of your employment, you have signed the ZAGG Non-Disclosure and Non-Competition Agreement, governing non-competition, employee confidentiality, and assignment of inventions agreement.

8.           Severability.  If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

9.           Assignment. In view of the personal nature of the services to be performed under this Agreement by you, you cannot assign or transfer any of your obligations under this Agreement.

10.           Entire Agreement. This Agreement and the agreements referred to above constitute the entire agreement between you and the Company regarding the terms and conditions of your employment, and they supersede all prior negotiations, representations or agreements between you and the Company regarding your employment, whether written or oral.

11.           Modification. This Agreement may only be modified or amended by a supplemental written agreement signed by you and an authorized representative of the Company.

12.           Governing Law.  This Agreement, and all matters relating hereto, including any matter or dispute arising out of the Agreement, shall be interpreted, governed, and enforced according to the laws of the State of Utah, without regard to conflict of laws principals.

13.           Dispute Resolution.  All disputes and controversies arising out of or in connection with this Agreement, Employee’s employment with the Company, or the transactions contemplated hereby shall be resolved exclusively by the state and federal courts located in Salt Lake County in the State of Utah, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.  Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which such party may raise now, or hereafter have, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  Each party agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such a court shall be conclusive and binding upon such party, and may be enforced in any court of the jurisdiction in which such party is or may be subject by a suit upon such judgment.

14.           WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR EMPLOYEE’S EMPLOYMENT BY THE COMPANY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

15.           Attorneys’ Fees.  The prevailing party in any arbitration, court action or other adjudicative proceeding arising out of or relating to this Agreement or Employee’s employment with the Company shall be reimbursed by the party who does not prevail for their reasonable attorneys’, accountants’, and experts’ fees and for the costs of such proceeding.  The provisions set forth in this Section shall survive the merger of these provisions into any judgment.

16.           Paragraph Headings.  The paragraph headings of this Agreement are inserted only for convenience and in no way define, limit, or describe the scope or intent of this Agreement nor affect its terms and provisions.

17.           Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and no provision of this Agreement shall be construed against either party as the drafter thereof.

18.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

19.           EMPLOYEE ACKNOWLEDGEMENT.  EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT AND HAS OBTAINED AND CONSIDERED THE ADVICE OF SUCH LEGAL COUNSEL TO THE EXTENT EMPLOYEE DEEMS NECESSARY OR APPROPRIATE, THAT EMPLOYEE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EMPLOYEE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EMPLOYEE HAS ENTERED INTO IT FREELY BASED ON EMPLOYEE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

Please sign and date this letter on the spaces provided below to acknowledge your acceptance of the terms of this Agreement.

[Signatures to Follow]

ZAGG Inc

By: /s/ Randy Hales

Title:  President  & CEO

EMPLOYEE:

  /s/ Jason Schwartz
Jason Schwartz

EXHIBIT A

Duties and Authority:

•	Chief Operating Officer

•	Such other duties and responsibilities as may be determined from time to time by the Chief Executive Officer.

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